Exhibit 28(j)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 29, 2022, and each included in this Post-Effective Amendment No. 51 to the Registration Statement (Form N-1A, File No. 33-66262) of GAMCO Global Series Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 28, 2022, with respect to the financial statements and financial highlights of The Gabelli Global Content & Connectivity Fund, The Gabelli Global Growth Fund, The Gabelli International Small Cap Fund, The Gabelli Global Rising Income and Dividend Fund, and Gabelli Global Mini Mites Fund (five of the funds constituting GAMCO Global Series Funds, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 29, 2022